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                                  EXHIBIT 99(b)






















































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                  CRESTMONT FEDERAL SAVINGS AND LOAN ASSOCIATION

                          COMPENSATORY STOCK OPTION PLAN


     Section 1.  Purpose.  The purpose of this Crestmont Federal Savings and
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Loan Association Compensatory Stock Option Plan ("Compensatory Plan") is to
permit the Association to grant options to purchase shares of its Common Stock to directors, officers and full-time, key employees of the Association. The Compensatory Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Association and its subsidiaries, and to provide directors, officers and key employees with an additional incentive to contribute to the success of the Association. Any option granted pursuant to this Compensatory Plan shall be clearly and specifically designated as not being an incentive stock option, as defined in
Section 422A(b) of the Internal Revenue Code of 1954, as amended ("Code").
This Compensatory Plan is Part II of the Association's Employee Stock Compensation Program ("Program"). Unless any provision herein indicates to the contrary, this Compensatory Plan shall be subject to the General Provisions of the Program.

     Section 2.  Option Terms and Conditions.  The terms and conditions of
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options granted under this Compensatory Plan may differ from one another as the
Program Administrators shall, in their discretion, determine as long as all options granted under the Compensatory Plan satisfy the requirements of the Compensatory Plan.

     The maximum number of shares of Common Stock for which options may be granted under this Compensatory Plan to all directors who are not full-time salaried employees of the Association or its subsidiaries shall not exceed 25% of the shares of Common Stock covered by the Program.

Except as otherwise provided herein, the Program Administrators may grant options under this Compensatory Plan only to officers and key employees of the Corporation and its subsidiaries. Notwithstanding the foregoing, each person who (i) becomes a member of the Board of Directors of Crestmont Financial Corp. (the "Corporation") or a subsidiary after August 31, 1992 and who is not then an employee of the Corporation or a subsidiary shall receive, date of becoming a board member, options to purchase 7,500 shares of Common Stock. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any option granted under this paragraph shall be equal to the fair market value of the shares at the time of grant of the option (as determined in accordance with Section 4). For one year following the grant of options pursuant to this paragraph, the Optionee shall be ineligible to serve as a member of the Program Administrators. The provisions of this paragraph shall supersede any contrary provision of the Program or of this Plan (other than the second paragraph of this Section 2).

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     Section 3.  Duration of Options.  Each option and all rights thereunder
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granted pursuant to the terms of this Compensatory Plan shall expire on the date determined by the Program Administrators (or the Board of Directors with respect to the Program Administrators), but in no event shall any option granted under the Compensatory Plan expire later than 10 years and one month
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from the date on which the option is granted.  In addition, each option shall be subject to early termination as provided in the Compensatory Plan.

     Section 4.  Purchase Price.  The purchase price for shares acquired
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pursuant to the exercise, in whole or in part, of any option shall be not less than the fair market value of the shares at the time of the grant of the option, as determined by the Program Administrators (or the Board of Directors with respect to the Program Administrators) at the time of grant on the basis of such factors as they deem appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, shall never lapse. If at the time of the determination, the shares of the Association are admitted to trading on a national securities exchange for which sales prices are regularly reported, the fair market value of those shares shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. For purposes of this Section 4, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

     Section 5.  Exercise of Options.  Each option shall be exercisable in one
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or more installments during its term and the right to exercise may be cumulative as determined by the Program Administrators (or the Board of Directors with respect to the Program Administrators). No options may be exercised for a fraction of a share of Common Stock. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Association or by shares of Common Stock, if permitted by the Program Administrators (or the Board of Directors with respect to the Program Administrators), or by a combination of cash, check or shares of common stock, at the time of exercise of the option. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined by the Program Administrators (or the Board of Directors with respect to the Program Administrators) in accordance with Section 4 of this Compensatory Plan.

     Section 6.  Acceleration of Right of Exercise of Installments.
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Notwithstanding the first sentence of Section 5 of this Compensatory Plan, if the Association or its stockholders enter into an agreement to dispose of all or substantially all of the assets or stock of the Association by means of a

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sale, merger or other reorganization, liquidation, or otherwise, any option granted pursuant to the terms of this Compensatory Plan shall become immediately exercisable with respect to the full number of shares subject to that option during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets or stock of the Association and ending when the disposition of assets or stock contemplated by that agreement is consummated, or the option is otherwise terminated in accordance with its provisions or the provisions of this Compensatory Plan, whichever occurs first; provided, however, that no option shall be immediately exercisable under this Section 6 on account of any agreement to dispose of all or substantially all of the assets or stock of the Association by means of a sale, merger or other reorganization, liquidation, or otherwise where the stockholders of the Association immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity, whether the Association or some other entity, immediately after the consummation of the transaction. In the event the transaction contemplated by the agreement referred to in this Section 6 is not consummated, but rather is terminated, cancelled or expires, the options granted pursuant to this Compensatory Plan shall thereafter be treated as if that agreement had never been entered into.

     Notwithstanding the first sentence of Section 5 of this Compensatory Plan, in the event of a change in control of the Association, or threatened change in control of the Association as determined by a vote of not less than a majority of the Board of Directors of the Association, all options granted prior to such change in control or threatened change in control shall become immediately exercisable. The term "control" for purposes of this Section shall refer to the acquisition of 10% or more of the voting securities of the Association by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for purposes of this Compensatory Plan, no change in control or threatened change in control shall be deemed to have occurred if prior tot he acquisition of, or offer to acquire, 10% or more of the voting securities of the Association, the full Board of Directors of the Association shall have adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer. The term "person" for purposes of this section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     Section 7.  Written Notice Required.  Any option granted pursuant to the
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terms of this Compensatory Plan shall be exercised when written notice of that exercise has been given to the Association at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Association.

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     Section 8.  Compliance With Securities Laws.  Shares shall not be issued
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with respect to any option granted under the Compensatory Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Association with respect to such compliance. The Program Administrators may also require an employee to whom an option has been granted ("Optionee") to furnish evidence satisfactory to the Association, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment purposes and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each Optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by this Section 8.

     Section 9.  Employment of Optionee.  Each Optionee, if requested by the
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Program Administrators, must agree in writing as a condition of the granting of his or her option, to remain in the employment of the Association or its parent or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which
Section 425(a) of the Code applies), following the date of the granting of that option for a period specified by the Program Administrators, which period shall in no event exceed three years. Nothing in this Compensatory Plan or in any option granted hereunder shall confer upon any Optionee any right to continued employment by the Association or any of its subsidiaries, or limit in any way the right of the Association or any subsidiary at any time to terminate or alter the terms of that employment.

     Section 10. Option Rights Upon Termination of Service.  If any Optionee
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under this Compensatory Plan ceases all service with the Association, its parent, and its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which
Section 425(a) of the Code applies), for any reason other than disability or death, his or her option shall immediately terminate; provided, however, that the Program Administrators (or the Board of Directors with respect to the Program Administrators) may, in their discretion, allow the option to be exercised, to the extent exercisable on the date of termination of service, at any time within three months after the date of termination of service, unless either the option of this Compensatory Plan otherwise provides for earlier termination. For purposes of this Section 10, the term "service" shall include service as an employee and service as a director.

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     Section 11.  Option Rights Upon Disability.  If an Optionee becomes
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disabled within the meaning of Section 22(e)(3) of the Code while employed by the Association, or any parent or subsidiary corporation (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), the Program Administrators (or the Board of Directors with respect to the Program Administrators), in their discretion, may allow the option to be exercised, to the extent exercisable on the date of termination of employment, at any time within one year after the date of termination of employment due to disability, unless either the option or the Incentive Plan otherwise provides for earlier termination.

     Section 12.  Option rights Upon Death of Optionee.  Except as otherwise
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limited by the Program Administrators (or the Board of Directors with respect to the Program Administrators) at the time of the grant of an option, if an Optionee dies while employed by the Association (or while serving as a member of the Association's Board of Directors), its parent, or any of its subsidiaries (or a corporation or a parent or subsidiary of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies), his or her option shall expire one year after the date of death unless by its terms it expires sooner. During this one year or shorter period, the option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the Optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the Optionee is entitled to exercise the option at the date of death.

     Section 13.  Options Not Transferable.  Options granted pursuant to the
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terms of this Compensatory Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of an Optionee only by that Optionee.

     Section 14.  Adjustments to Number and Purchase Price of Optioned Shares.
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All options granted pursuant to the terms of this Compensatory Plan shall be adjusted in a manner prescribed by Article 6 of the General Provisions of the Program.

     Section 15.  Certain Mandatory Abstentions.  Notwithstanding anything
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herein to the contrary, no employee or director of the Corporation or its subsidiaries shall, as a Program Administrator or otherwise, have any vote with regard to any option granted to himself or herself, including, but not limited to:

          (i) The time at which any such option shall be granted;

          (ii) The number of shares of Common Stock covered by any such option;

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          (iii) The time or times at which, or the period during which, any such option may be exercised or whether it may be exercised in whole or in installments;

          (iv) The provisions of any stock option agreement relating to any such option; and

          (v) The option price of shares subject to an option granted to him or her.



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